                                                                    EXHIBIT 10.6

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN DELETED, AS
MARKED BY BRACKETS, AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                PUBLIC HEALTH SERVICE

                    COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

    This Cooperative Research and Development Agreement, hereinafter referred to as the "CRADA," consists of this Cover Page, an attached Agreement, a Signature Page, and various Appendices referenced in the Agreement. This Cover Page serves to identify the Parties to this CRADA:

    (1) the following Bureau(s), Institute(s), or Division(s) of the National Institutes of Health: NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES, ("NIAID"), hereinafter singly or collectively referred to as the "NIH;" and

    (2) AVIRON, which has offices at 1450 Rollins Road, Burlingame, CA 94010, hereinafter referred to as the "Collaborator."


    Our proposal, including its attachments, contain confidential commercial information. Pursuant to 45 C. F. R. Section 5.65, we have designated those pages that include such confidential information with a stamp or in the page footer. It is Aviron's position that such information is exempt from disclosure under the Freedom of Information Act and we understand that we will receive predisclosure notification of any request for information we have designated as confidential which the Institute determines it is required to disclose.

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NIH Patent Policy Board, April 24, 1989

                    COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

              Article 1. INTRODUCTION

    This Cooperative Research and Development Agreement (CRADA) between NIH and the Collaborator will be effective when signed by all parties. By signing this CRADA, the Collaborator acknowledges that it has received and read a copy of the Policy Statement on Cooperative Research and Development Agreements and Intellectual Property Licensing which is attached as Appendix A. The research and development project(s) which will be undertaken by each of the Parties in the course of this CRADA are detailed in the Research Plan (RP) which is attached as Appendix B. The funding and staffing commitments of the Parties are set forth in Appendix C. Any exceptions or changes to the CRADA are set forth in Appendix D.

              Article 2. DEFINITIONS

    As used in this CRADA, the following terms shall have the indicated meanings:

2.1 "Cooperative Research and Development Agreement" or "CRADA" means this agreement, entered into by NIH pursuant to the Federal Technology Transfer Act of 1986 and Executive Order 12591 of October 10, 1987.

2.2 "Proprietary Information" means confidential scientific, business, or financial information provided that such information:

         2.2.1 is not publicly known or available from other sources who are not under a confidentiality obligation to the source of the information;

         2.2.2 has not been made available by its owners to others without a confidentiality obligation;

         2.2.3 is not already known by or available to the receiving Party without a confidentiality obligation; or

         2.2.4 does not relate to potential hazards or cautionary warnings associated with the production, handling, or use of the subject matter of the Research Plan of this CRADA.

2.3 "Subject Data" means all recorded information first produced in the performance of this CRADA.

2.4 "Research Results" means all tangible materials other than Subject Data first produced in the performance of this CRADA.


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NIH Patent Policy Board, April 24, 1989

2.5 "Subject Invention" means any invention, conceived or reduced to practice in the performance of research under this CRADA, that may be patentable under 35 U.S.C. Section 101 or Section 161, protectable under 7 U.S.D. Section 2321, or otherwise protectable by other types of U.S. or foreign "Intellectual Property" ("IP") right.

2.6           "Government" means the U.S. Government and any of its agencies.

2.7 "Research Plan" or "RP" means the statement in Appendix B of the respective research and development commitments of the Parties to this CRADA.

2.8 "Principal Investigator" or "PI" means the persons designated respectively by the Parties to this CRADA who will be responsible for the scientific and technical conduct of the RP.

              Article 3. COOPERATIVE RESEARCH

3.1 RESEARCH TEAM. The Parties agree to establish a joint research and development team (hereinafter referred to as the "Team") comprising at least the Principal Investigators designated pursuant to
         Article 3.3 to conduct and monitor the research in accordance with the RP. Although the members of the Team shall be considered as having been delegated to the Team, they shall continue to remain employed by their respective employers under their respective terms of employment.

3.2 REVIEW OF WORK. Periodic conferences shall be held by the Team to review work progress. It is understood that the nature of this cooperative research precludes a guarantee of its completion within the specified period of performance or limits of allocated financial or staffing support. Accordingly, research under this CRADA is to be performed on a best efforts basis.

3.3 PRINCIPAL INVESTIGATORS. NIH research work under this CRADA will be performed by the Laboratory identified in the RP, and the NIH Principal Investigator (PI) designated in the RP will be responsible for the scientific and technical conduct of this project on behalf of NIH. Also designated in the RP is the Collaborator PI, who will be responsible for the scientific and technical conduct of this project on behalf of the Collaborator.

3.4 RESEARCH PLAN CHANGE. The RP may be modified by mutual written consent of the Principal Investigators. Substantial changes in the scope of the RP will be treated as amendments under Article 14.6.


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NIH Patent Policy Board, April 24, 1989

              Article 4. REPORTS

4.1 INTERIM REPORTS. The Parties shall exchange formal written interim progress reports on a schedule agreed to by the PIs, but at least within six (6) months after this CRADA becomes effective and at least within every six (6) months thereafter. Such reports shall set forth the technical progress made, identifying such problems as may have been encountered and establishing goals and objectives requiring further effort.

4.2 FINAL REPORTS. The Parties shall exchange final reports of their results within four (4) months after completing the projects described in the RP or after the termination of this CRADA.

              Article 5. FINANCIAL AND STAFFING OBLIGATIONS

5.1 NIH AND COLLABORATOR CONTRIBUTIONS. The NIH contribution to the RP in the form of personnel, services, and property only is designated in Appendix C. The Collaborator contribution to the RP in the form of personnel, services, property, support for staffing and/or funding is designated in Appendix C. Payment schedules, if applicable, are also indicated in Appendix C.

5.2 INSUFFICIENT AND EXCESS FUNDS. NIH shall not be obligated to perform any of the research specified herein or to take any other action required by this CRADA if the funding is not provided as set forth in Appendix C. NIH shall return excess funds to the Collaborator when it sends its final fiscal report pursuant to Article 5.3, except for staffing support pursuant to Article 11.3.

5.3 ACCOUNTING RECORDS. NIH shall maintain separate and distinct current accounts, records, and other evidence supporting all its obligations under this CRADA, and shall provide the Collaborator an annual report reflecting the use of the Collaborator's funds and a final such fiscal report at the time that final reports are exchanged pursuant to Article 4.2.

              Article 6. TITLE TO PROPERTY

6.1 CAPITAL EQUIPMENT. The purchase or use of capital equipment to carry out this CRADA does not affect the ownership rights that would otherwise apply. Equipment purchased by NIH with funds provided by the Collaborator shall be the property of NIH. All capital equipment provided under this CRADA by one party for the use of another Party remains the property of the providing Party unless other disposition is mutually agreed upon in writing by the PIs. If title to this equipment remains with the providing Party, that Party is responsible for maintenance of the equipment and the costs of its transportation to and from the site where it will be used.


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NIH Patent Policy Board, April 24, 1989

              Article 7. INTELLECTUAL PROPERTY RIGHTS AND APPLICATIONS

7.1 REPORTING. The Parties shall promptly report to each other in writing each Subject Invention resulting from the research conducted under this CRADA that is reported to them by their respective employees. Such reports shall be treated in confidence by the receiving Party until such time as a patent or other Intellectual Property (IP) application, as appropriate, claiming that Subject Invention has been filed. Because of the royalty sharing provisions for Government inventors in the Federal Technology Transfer Act of 1986, and in view of Article 8.3 of this CRADA which grants the Government only a research license on inventions made solely by the Collaborator, the Collaborator acknowledges a special duty to report all Subject Inventions to NIH so that NIH may determine whether or not inventorship properly includes NIH investigators.

7.2 COLLABORATOR EMPLOYEE INVENTIONS. The Collaborator may elect to retain IP rights to any Subject Invention made solely by a Collaborator employee. The Collaborator shall notify NIH promptly upon making this election. If the Collaborator does not elect to retain its IP rights, the Collaborator shall offer to assign these IP rights to the Subject Invention to NIH pursuant to Article 7.5. If NIH declines such assignment, the Collaborator may release its IP rights to employee inventors pursuant to Article 7.6.

7.3 NIH EMPLOYEE INVENTIONS. NIH, on behalf of the U.S. Government, may elect to retain IP rights to each Subject Invention made solely by NIH employees. If NIH does not elect to retain IP rights, NIH shall offer to assign these IP rights to such Subject Invention to the Collaborator pursuant to Article 7.5. If the Collaborator declines such assignment, NIH may release IP rights in such Subject Invention to its employee inventors pursuant to Article 7.6.

7.4 JOINT INVENTIONS. Each Subject Invention made jointly by NIH and Collaborator employees shall be jointly owned by NIH and the Collaborator. The Collaborator may elect to file the joint patent or other IP application(s) thereon and shall notify NIH promptly upon making this election. If the Collaborator decides to file such applications, it shall do so in a timely manner and at its own expense. If the Collaborator does not elect to file such application(s), NIH, on behalf of the U.S. Government, shall have the right to file the joint applications in a timely manner and at its own expense. If either Party decides not to retain its IP rights to a jointly owned Subject Invention, it shall offer to assign such rights to the other Party pursuant to Article 7.5. If the other Party declines such assignment, the offering Party may release its IP rights to employee inventors pursuant to Article 7.6.


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NIH Patent Policy Board, April 24, 1989

7.5 FILING OF PATENT APPLICATIONS. With respect to Subject Inventions made by the Collaborator as described in Article 7.2 or by NIH as described in Article 7.3, a Party exercising its right to retain IP rights to a Subject Invention agrees to file patent or other IP applications in a timely manner and at its own expense. The Party may elect not to file a patent or other IP application thereon in any particular country or countries, provided it so advises the other Party ninety (90) days prior to the expiration of any applicable filing deadline, priority period, or statutory bar date, and hereby agrees to assign its IP right, title, and interest in such country or countries to the Subject Invention to the other Party and to cooperate in the preparation and filing of a patent or other IP applications.
         In any countries in which title to patent or other IP rights is transferred to the Collaborator, the Collaborator agrees that NIH inventors will share in any royalty distribution that the Collaborator pays to its own inventors.

7.6 RELEASE TO INVENTORS. In the event neither of the Parties to the CRADA elects to file a patent or other IP application on a Subject Invention, either or both (if a joint invention) may release their IP rights to their respective employee inventor(s) with a non-exclusive, non-transferrable, royalty-free license being retained by each Party.

7.7 PATENT EXPENSES. The expenses attendant to the filing of patent or other IP applications generally shall be paid by the Party filing such application. If an exclusive license to any Subject Invention is granted to the Collaborator, the Collaborator shall reimburse NIH for the reasonable past and Collaborator-approved ongoing funds expended worldwide for filing, prosecuting, and maintaining any applications claiming such exclusively-licensed inventions and any patents or other IP grants that may issue on such applications. The Collaborator may waive its exclusive license rights on any application, patent, or other IP grant at any time, and incur no subsequent compensation obligation for that application, patent, or IP grant.

7.8 PROSECUTION OF INTELLECTUAL PROPERTY APPLICATIONS. Each Party shall provide the other Party with copies of the applications it files on any Subject Invention along with the power to inspect and make copies of all documents retained in the patent or other IP application files by the applicable patent or other IP office. The Parties agree to consult with each other with respect to the prosecution of NIH Subject Inventions described in Article 7.3 and joint Subject Inventions described in Article 7.4. If the Collaborator elects to file and prosecute IP applications on joint Subject Inventions pursuant to Article 7.4, NIH will be granted an associate power of attorney (or its equivalent) on such IP applications.


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                                               CONFIDENTIAL TREATMENT REQUESTED

NIH Patent Policy Board, April 24, 1989

              Article 8. LICENSING

8.1 OPTION FOR EXCLUSIVE COMMERCIALIZATION LICENSE. With respect to Government IP rights to any Subject Invention not made solely by the Collaborator's employees for which a patent or other IP application is filed, NIH hereby grants to the Collaborator[



                     ]The license will specify the licensed fields of use, breadth of exclusivity, and royalties. Royalty rates will be based on product sales and the rates conventionally granted in the field identified in the RP for inventions with reasonably similar commercial potential. Royalty rates generally will not exceed a rate within the range of 5 - 8% for exclusive commercialization licenses. Contingent royalty schemes based on, e.g., patent issuance or non-issuance, and provisions treating the stacking of royalties or packaging of other licensed inventions developed under this CRADA may be provided. Exclusive licensees will be expected to reimburse NIH for IP expenses related to each licensed intellectual property, and may be permitted to offset such reimbursement against future product royalties.

8.2 EXERCISE OF LICENSE OPTION. The option of Article 8.1 must be exercised by written notice mailed within three (3) months after the patent or other IP application is filed to the NIH Office of Technology Transfer, 6011 Executive Boulevard, Suite 325, Rockville, MD 20852. Exercise of this option by the Collaborator initiates a negotiation period that expires nine (9) months after the patent or other IP application filing date. If the last proposal by the Collaborator has not been responded to in writing by the NIH within this nine (9) month period, the negotiation period shall be extended to expire one (1) month after NIH so responds, during which month the Collaborator may accept in writing the final license proposal of NIH. After that time, NIH will be free to license such IP rights to others.

8.3 GOVERNMENT INTELLECTUAL PROPERTY RIGHTS. For inventions developed wholly by NIH investigators or jointly with a Collaborator under this CRADA, NIH are required by the Federal Technology Transfer Act of 1986 (15 U.S.C. at Section 3710a[b](2]) to retain at least a nonexclusive, irrevocable, paid-up license to practice the invention or to have the invention practiced throughout the world by or on behalf of the U.S. Government. For inventions developed wholly by the Collaborator under this CRADA, the Collaborator agrees to grant a research license as described in Article 8.4 to the Government.

    8.4  RESEARCH LICENSES[


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                              ]

8.5 JOINT INVENTIONS NOT EXCLUSIVELY LICENSED. In the event that the Collaborator does not acquire an exclusive commercialization license to IP rights in joint Subject Inventions described in Article 7.4, then each Party shall have the right to use the joint Subject Invention and to license its use to others. The Parties may agree to a joint licensing approach for such IP rights.

              Article 9. PROPRIETARY RIGHTS AND PUBLICATION

9.1 RIGHT OF ACCESS. NIH and the Collaborator agree to exchange all Subject Data and Research Results produced in the course of research under this CRADA, whether developed solely by NIH, jointly with the Collaborator, or solely by the Collaborator. Tangible research products developed under a CRADA will be shared equally by the Parties to the CRADA unless other disposition is agreed to by the Principal Investigators. All Parties to the CRADA will be free to utilize Subject Data and Research Results for their own purposes, consistent with their obligations under this CRADA.

9.2 OWNERSHIP OF SUBJECT DATA AND RESEARCH RESULTS. Subject to the sharing requirements of Article 9.1, the producing Party will retain ownership of and title to all Subject Inventions, all Subject Data, and all Research Results produced solely by their investigators. Jointly developed Subject Inventions, Subject Data, and Research Results will be jointly owned; however, except as may be afforded through IP rights that require public disclosure of the protected subject matter (e.g., patents), NIH do not have statutory authority to license (or agree with the Collaborator to limit dissemination of) Subject Data or Research Results developed solely by NIH investigators or jointly with the Collaborator. Accordingly, NIH will not agree to exclude others from utilizing or commercializing such Subject Data or Research Results.

9.3 PROPRIETARY AND CONFIDENTIAL INFORMATION. Each Party agrees to limit its disclosure of Proprietary Information to the amount necessary to carry out the Research Plan of this CRADA, and shall place a confidentiality notice on all such information. Research materials required for the RP may also be designated as Proprietary Information. Each party receiving Proprietary Information agrees that any information so designated shall be used by it only for the purposes described in the attached Research Plan. Any party may object to the designation of information as Proprietary Information by another Party and may decline to accept such


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         information.  Data and research products developed solely by the
         Collaborator may be designated as Proprietary Information when they are wholly separable from the data and research products developed jointly with NIH investigators, and advance designation of such data and product categories is set forth in the RP. The exchange of confidential information, e.g., patient data, should be similarly limited and treated. Unless disclosure is otherwise mutually agreed upon, all Parties to this CRADA agree to keep CRADA Subject Data and Research Results confidential, to the extent permitted by law, until they are published or corresponding patent or other IP application(s) have been filed.

9.4 PROTECTION OF PROPRIETARY INFORMATION. Proprietary information shall not be disclosed, copied, reproduced, or otherwise made available to any other person or entity without the consent of the owning Party except as required under court order or the Freedom of Information Act (5 U.S.C. Section 552). Each Party agrees to use its best efforts to maintain the confidentiality of Proprietary Information. Each Party agrees that another Party is not liable for the disclosure of Proprietary Information which, after notice to and consultation with the concerned Party, another Party in possession of the Proprietary Information determines may not lawfully be withheld, provided the concerned Party has been given an opportunity to obtain a court order to enjoin disclosure.

9.5 DURATION OF CONFIDENTIALITY OBLIGATION. The obligation to maintain the confidentiality of Proprietary Information shall expire at the earlier of the date when the information is no longer Proprietary Information as defined in Article 2.2 or[
         ]after the expiration or termination date of this CRADA. The Collaborator may request an extension to this term when necessary to protect Proprietary Information relating to products not yet commercialized.

9.6 PUBLICATION. The Parties are encouraged to make publicly available the results of their research. Before either Party submits a paper or abstract for publication or otherwise intends to publicly disclose information about a Subject Invention, Subject Data, or Research Results, the other Party shall be provided thirty (30) days to review the proposed publication or disclosure to assure that Proprietary Information is protected. The publication or other disclosure shall be delayed for up to thirty (30) additional days upon written request by any Party as necessary to preserve U.S. or foreign patent or other IP rights.


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              Article 10.  REPRESENTATIONS AND WARRANTIES

10.1 REPRESENTATIONS AND WARRANTIES OF NIH. NIH hereby represents and warrants to the Collaborator that the Official signing this CRADA has authority to do so.

10.2 REPRESENTATIONS AND WARRANTIES OF THE COLLABORATOR. The Collaborator hereby represents and warrants to NIH that the Collaborator has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that the Collaborator's Official signing this CRADA has authority to do so. The Collaborator further represents that it is financially able to satisfy any funding commitments made in Appendix C.

              Article 11.  TERMINATION

11.1 TERMINATION BY MUTUAL CONSENT. NIH and the Collaborator may terminate this CRADA, or portions thereof, at any time by mutual written consent. In such event, the Parties shall specify the disposition of all property, inventions, patent or other IP applications, and other results of work accomplished or in progress, arising from or performed under this CRADA.

11.2 UNILATERAL TERMINATION. Either NIH or the Collaborator may unilaterally terminate this entire CRADA at any time by giving written notice at least thirty (30) days prior to the desired termination date, and any rights accrued in property, patents, or other IP shall be disposed of as in 11.1.

11.3 STAFFING. If this CRADA is mutually or unilaterally terminated prior to its expiration, funds will nevertheless remain available to NIH for continuing any staffing commitment made by the Collaborator pursuant to Article 5.1 above and Appendix C, if applicable, for a period of six (6) months after such termination. If there are insufficient funds to cover this expense, the Collaborator agrees to pay the difference.

11.4 NEW COMMITMENTS. No Party shall make new commitments related to this CRADA after a mutual or unilateral termination and shall, to the extent feasible, cancel all outstanding commitments and contracts by the termination date.

11.5 TERMINATION COSTS. Concurrently with the exchange of final reports pursuant to Articles 4.2 and 5.3, NIH shall submit to the Collaborator for payment a statement of all costs incurred prior to the date of termination and for all reasonable termination costs including the cost of returning Collaborator property or removal of abandoned property.


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              Article 12.  DISPUTES

12.1 SETTLEMENT. Any dispute arising under this CRADA which is not disposed of by agreement of the Principal Investigators shall be submitted jointly to the signatories of this CRADA. If the signatories are unable to jointly resolve the dispute within thirty
         (30) days after notification thereof, the Assistant Secretary of Health (or his/her designee) shall propose a resolution. Nothing in this section shall prevent any Party from pursuing any and all administrative and/or judicial remedies which may be available.

12.2 CONTINUATION OF WORK. Pending the resolution of any dispute or claim pursuant to this Article, the Parties agree that performance of all obligations shall be pursued diligently in accordance with the direction of the NIH signatory.

              Article 13.  LIABILITY

13.1 PROPERTY. The U.S. Government shall not be responsible for damages to any property of the Collaborator provided to it or acquired by it pursuant to this CRADA.

13.2 NO WARRANTIES. Except as specifically stated in Article 10, the Parties make no express or implied warranty as to any matter whatsoever, including the conditions of the research or any invention or product, whether tangible or intangible, made, or developed under this CRADA, or the ownership, merchantability, or fitness for a particular purpose of the research or any invention or product.

13.3          INDEMNIFICATION.  The Collaborator agrees to hold the U.S.
         Government harmless and to indemnify the Government for all liabilities, demands, damages, expenses, and losses arising out of the use by the Collaborator for any purpose of the Subject Data, Research Results, and/or Subject Inventions produced in whole or in part by NIH employees under this CRADA, unless due to the negligence of NIH, its employees or agents. The Collaborator shall be liable for any claims or damages it incurs in connection with this CRADA. NIH have no authority to indemnify the Collaborator.

13.4 FORCE MAJEURE. Neither Party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such Party, which causes such Party to be unable to perform its obligations under this CRADA, and which it has been unable to overcome by the exercise of due diligence. In the event of the occurrence of such a force majeure event, the Party unable to perform shall promptly notify the other Party. It shall further use its best efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is necessary as a result of the force majeure event.


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              Article 14.  MISCELLANEOUS

14.1 GOVERNING LAW. The construction, validity, performance, and effect of this CRADA shall be governed by Federal Law, as applied by the Federal Courts in the District of Columbia. Federal law and regulations will preempt any conflicting or inconsistent provisions in this CRADA.

14.2 ENTIRE AGREEMENT. This CRADA constitutes the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding or written or oral agreement.

14.3 HEADINGS. Titles and headings of the sections and subsections of this CRADA are for the convenience of reference only, do not form a part of this CRADA, and shall in no way affect its interpretation.

14.4 WAIVERS. None of the provisions of this CRADA shall be considered waived by any Party hereto unless such waiver is given in writing to the other Party. The failure of a Party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of any Party.

14.5 SEVERABILITY. The illegality or invalidity of any provisions of this CRADA shall not impair, affect, or invalidate the other provisions of this CRADA.

14.6 AMENDMENTS. If either Party desires a modification to this CRADA, the Parties shall, upon reasonable notice of the proposed modification or extension by the Party desiring the change, confer in good faith to determine the desirability of such modification or extension. Such modification shall not be effective until a written amendment is signed by the signatories to this CRADA or by their representatives duly authorized to execute such amendment.

14.7 ASSIGNMENT. Neither this CRADA nor any rights or obligations of any Party hereunder shall be assigned or otherwise transferred by either Party without the prior written consent of the other Party.

14.8 NOTICES. All notices pertaining to or required by this CRADA shall be in writing and shall be signed by an authorized representative and shall be delivered by hand or sent by certified mail, return receipt requested, with postage prepaid, to the addresses indicated on the signature page for each Party. Notices regarding the exercise of license options shall be made pursuant to Article 8.2. Any Party may change such address by notice given to the other Party in the manner set forth above.


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14.9          INDEPENDENT CONTRACTORS.  The relationship of the Parties to this
         CRADA is that of independent contractors and not as agents of each other or as joint venturers or partners. Each party shall maintain sole and exclusive control over its personnel and operations. Collaborator employees who will be working at NIH facilities may be asked to sign a Guest Researcher or Special Volunteer Agreement appropriately modified in view of the terms of this CRADA.

14.10 USE OF NAME OR ENDORSEMENTS. By entering into this CRADA, NIH does not directly or indirectly endorse any product or service provided, or to be provided, whether directly or indirectly related to either this CRADA or to any patent or other IP license or agreement which implements this CRADA by its successors, assignees, or licensees. The Collaborator shall not in any way state or imply that this CRADA is an endorsement of any such product or service by the U.S. Government or any of its organizational units or employees.

14.11 EXCEPTIONS TO THIS CRADA. Any exceptions or modifications to this CRADA that are agreed to by the Parties prior to their execution of this CRADA are set forth in Appendix D.

14.12 REASONABLE CONSENT. Whenever a Party's consent or permission is required under this CRADA, such consent or permission shall not be unreasonably withheld.

              Article 15.  DURATION OF AGREEMENT

15.1 DURATION. It is mutually recognized that the duration of this project cannot be rigidly defined in advance, and that the contemplated time periods for various phases of the RP are only good faith guidelines subject to adjustment by mutual agreement to fit circumstances as the RP proceeds. In no case will the term of this CRADA extend beyond the term indicated in the RP unless it is revised in accordance with Article 14.6.

15.2 SURVIVABILITY. The provisions of Articles 4.2, 5.2, 5.3, 6.1, Articles 7 - 9, 11.3, 11.5, 12.1, 13.3, and 14.10 shall survive the termination of this CRADA.


                                         13 -

NIH Patent Policy Board, April 24, 1989

                                      APPENDIX A


                               NIH POLICY STATEMENT ON

                   COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENTS

                         AND INTELLECTUAL PROPERTY LICENSING

NIH Patent Policy Board, April 24, 1989


                            NATIONAL INSTITUTES OF HEALTH
                                 POLICY STATEMENT ON
                   COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENTS
                         AND INTELLECTUAL PROPERTY LICENSING


    This statement sets forth the policies of the National Institutes of Health
(NIH) on various aspects of cooperative research and intellectual property licensing. These policies apply to the negotiation of NIH Cooperative Research and Development Agreements (CRADAs). License agreements for intellectual property rights to inventions developed under a CRADA or through the NIH intramural research programs, whether negotiated by NIH or the National Technical Information Service on their behalf, will also incorporate these policies. This statement may be revised from time to time as NIH consider appropriate.*

    To implement the Federal Technology Transfer Act of 1986 (FTTA, 15 U.S.C. at Section 3710), Executive Order 12591 of April 10, 1987, orders Federal laboratories to assist universities and the private sector in broadening our national technology base by moving new knowledge from the research laboratory into the development of new procedures and processes. While Federal patent law (35 U.S.C. at Sections 200-212) authorizes the licensing of Government-owned patent rights, the FTTA seeks to facilitate technological collaboration at an earlier stage. Thus, the FTTA authorizes Federal laboratories to enter into CRADAs and to agree to grant intellectual property rights in advance to collaborators for inventions made in whole or part by Federal employees under the CRADA. Besides assisting in the transfer of commercially useful technologies from Federal laboratories to the marketplace, CRADAs make outside resources more accessible to Federal laboratories.

    NIH, an agency of the Public Health Service (PHS) within the Department of Health and Human Services (DHHS), is among the world's preeminent biomedical research organizations. Their general mission is to conduct biomedical and behavioral research that will lead to the better health of the American people. For the NIH investigator, this agency mission prescribes the exploration of ideas, the communication of ideas and information to colleagues, and a responsibility for the prompt and accurate publication of findings. Under the FTTA (15 U.S.C. at Section 3710a[a][2]), technology transfer, consistent with mission responsibilities, is also a responsibility of each laboratory science and engineering professional.

- ---------------

Questions or comments about this Statement and requests for updated versions should be directed to the NIH Office of Technology Transfer at (301) 496-0750. This Statement is effective on an interim basis, and will be revised after October 1, 1989.

                                     2 -

NIH Patent Policy Board March 27, 1989



To support their mission, NIH have developed an interdisciplinary and synergistic research environment that promotes the free exchange of ideas and information. In order to safeguard the collegiality and integrity of, as well as public confidence in, the NIH research programs, the following cooperative research technology transfer policies have been adopted.

    1.   RESEARCH FREEDOM:

    NIH investigators generally are free to choose the subject matter of their research, consistent with the mission of their Institute and the research programs of their Laboratories. No CRADAs or license agreement may contravene this freedom.

    2.   RESEARCH POLICY:

    NIH research results generally are disseminated freely through publication in the scientific literature and presentations at public fora. Brief delays in this dissemination of research results may be permitted under a CRADA as necessary in order to file corresponding patent or other intellectual property applications. NIH consider the filing of such applications to be an important component of their research efforts.

    3.   COOPERATIVE RESEARCH AND DEVELOPMENT UNDER A CRADA:

    As defined by the FTTA (15 U.S.C. at Section 3710a[d][1]), a CRADA means any agreement, between one or more Federal Laboratories and one or more non-Federal parties, under which the Government provides personnel, services, facilities, equipment, or other resources (but not funds), and the non-Federal parties provide funds, personnel, services, facilities, equipment, or other resources toward the conduct of specified research or development efforts. Cooperative research and development activities are intended to facilitate the transfer of Federally-funded research and development for use by State and local governments, universities, and the private sector, particularly small business.

    4.   NIH CRADAS:

    As adopted by NIH, a CRADA is a standardized agreement intended to provide an appropriate legal framework for, and to expedite the approval of, cooperative research and development projects. The use of CRADAs is encouraged for cooperative efforts because they permit NIH to accept, retain, and use funds, personnel services, and property to collaborating parties. NIH may permit their investigators to enter into CRADAs with collaborators who will make a significant intellectual contribution to the research project undertaken or who will contribute essential research materials or technical resources not otherwise reasonably available. While NIH welcome contributions to their gift funds for research purposes, they do not view CRADAs as a general funding source or a mechanism for sponsored research. This approach to


                                         3 -

NIH Patent Policy Board March 27, 1989

implementing the FTTA has been chosen in order to maintain the public's confidence in NIH through maintaining an independence from reliance on industry funding.

    5.   SELECTION OF COLLABORATORS UNDER A CRADA:

    Collaborators under a CRADA may be suggested by potential Collaborators or by NIH investigators. Generally, the decision to initiate the approval process for a CRADA is made by the involved NIH investigator and laboratory chief based on scientific considerations and the desire for the public to benefit from the commercialization of particular NIH research. For some cooperative projects, where the development and commercialization potential is more immediate relative to the basic research aspects, NIH may seek a collaborator(s) which has both scientific expertise and commercialization capabilities. In certain areas of research, e.g., where the Government has the intellectual lead or where both scientific and commercialization capabilities are deemed essential at the outset, NIH may competitively seek a collaborator through Federal Register notification. The PHS has also developed policy guidelines for ensuring fairness of access to PHS laboratories such as NIH in the process of initiating and developing CRADAs.

    6.   PROPRIETARY OR CONFIDENTIAL INFORMATION AND MATERIALS:

    NIH recognize that an effective collaborative research program may require the disclosure of proprietary information to NIH investigators. Although agreements to maintain confidentiality are permitted under a CRADA, collaborators should limit their disclosure of proprietary information to the amount necessary to carry out the research plan of the CRADA. The mutual exchange of confidential information, e.g., patient data, should be similarly limited. NIH also recognize that cooperative research may require the exchange of proprietary research materials. Such materials may be used only for the purposes specified in the research plan set forth in the CRADA. All parties to the CRADA will agree to keep CRADA research results confidential to the extent permitted by law until they are published in the scientific literature or presented at a public forum.

    7.   TREATMENT OF DATA AND RESEARCH
         PRODUCTS PRODUCED UNDER A CRADA:

    The NIH investigator and the collaborator will agree to exchange all data and research products developed in the course of the research under a CRADA whether developed solely by NIH, jointly with the collaborator, or solely by the collaborator. In general, tangible research products developed under a CRADA will be shared equally by the parties to the CRADA. All parties to a CRADA will be free to utilize such data and research products for their own purposes. Data and research products developed solely by the collaborator may be designated as proprietary by the collaborator when they are wholly separable from the data and research products developed jointly with NIH investigators; however, except as may be afforded through intellectual property rights that require public disclosure of the protected subject matter (e.g., patents), NIH will not agree to exclude others from utilizing or commercializing the data or research products developed


                                         4 -

NIH Patent Policy Board March 27, 1989

solely by NIH investigators or jointly with the collaborator under a CRADA.

    8.   OWNERSHIP AND LICENSING OF NIH INTELLECTUAL PROPERTY RIGHTS:

    Pursuant to the FTTA (15 U.S.C. at Section 3710a[b][2]), a Federal laboratory is authorized to own and license patent rights to inventions made in whole or part by its employees under a CRADA. The term "invention" is defined at Section 3703(9) to mean any invention or discovery which is or may be patentable or otherwise protected under Title 35, or any novel variety of plant which is or may be protectable under the Plant Variety Protection Act (7 U.S.C.
Section 2321 et seq.). The patent law (35 U.S.C. at Section 207), authorizes the ownership and licensing of intramural inventions. Executive Order 12591 at Section l(b)(1)(B) further authorizes the transfer of Government intellectual property rights. Although the FTTA speaks broadly of the transfer of "technology," NIH do not have statutory authority to license (or to agree to limit dissemination of) technology developed in whole or in part by their investigators under a CRADA unless a patent, PVPA certificate, or other intellectual property application has been filed for that technology. NIH will retain the Government ownership interest in, but license rights to, all intellectual property rights to inventions developed solely through intramural research or developed in whole or in part by their investigators under a CRADA.

    9.   GENERAL LICENSING POLICY:

    NIH recognize that under the FTTA and the patent licensing law to which it refers, Congress and the President have chosen to utilize the patent system as the primary mechanism for transferring Government inventions to the private sector. The importance of patents to commercialization in the biomedical field is further reflected by the Drug Price Competition and Patent Term Restoration Act of 1984 (Pub. L. 98-419). A fundamental principle of the patent system is that the owner of a patent have time-limited "right to exclude others from making, using, or selling the [patented] invention." The reason for such a period of exclusivity is to encourage industry to invest the resources necessary to bring an invention from the discovery stage through subsequent development, clinical trials, regulatory approvals, and ultimately into commercial production. NIH accordingly are willing to grant exclusive commercialization licenses under their patent or other intellectual property rights in cases where substantial additional risks, time, and costs must be undertaken by a licensee prior to commercialization. Under a CRADA, NIH are also willing, to agree to grant exclusive commercialization licenses in advance to collaborators. NIH will attempt, however, to license their intramural inventions nonexclusively in cases where an invention reflects a relatively more advanced stage in its commercial development, e.g., when an NIH investigator invents a patentable new therapeutic use for a known and FDA-approved compound.

    Federal laboratories are authorized to negotiate license agreements for Government-owned patent rights in intramural inventions pursuant to 35 U.S.C.
Section 207.  Although Section 207 does


                                         5 -

NIH Patent Policy Board March 27, 1989

not apply to intellectual property license agreements authorized by the FTTA for inventions made under a CRADA, NIH have adopted the following approach of
Section 207 for all license agreements:

              Each Federal Agency [may] ... grant nonexclusive, exclusive or partially exclusive licenses under Federally owned patent applications, patents, or other forms of protection ... on such terms and conditions ... as determined appropriate in the public interest.

    NIH have determined it to be appropriate in the public interest to grant nonexclusive research licenses and either exclusive or nonexclusive commercialization licenses to DHHS-owned intellectual property.

    10.  GOVERNMENT INTELLECTUAL PROPERTY RIGHTS:

    For inventions developed wholly by NIH investigators or jointly with a collaborator under a CRADA, NIH are required by the FTTA at 15 U.S.C. Section 3710a(b)(2) to retain at least a nonexclusive, irrevocable, paid-up license to practice the invention or to have the invention practiced throughout the world by or on behalf of the U.S. Government. When granting exclusive or partially exclusive licenses to NIH intramural inventions, 35 U.S.C. Section 208, as implemented by 37 C.F.R. Section 404.7(2)(i), requires the reservation of similar Government rights. NIH will not assert an ownership right in inventions made solely by a collaborator under a CRADA, but will require the grant of a research license, as described below, to the Government for inventions made wholly by a collaborator under a CRADA.

    11.  RESEARCH LICENSES:

    NIH will reserve the right under any CRADA and intellectual property license to grant nonexclusive licenses to make and to use the invention for purposes of research involving the invention itself, and not for purposes of commercial manufacture of, or in lieu of purchase as a commercial product for use in other research. The purpose of the research license is to facilitate basic academic research. NIH intend to consult with any involved commercialization licensee(s) before granting research licenses to commercial entities.

    12.  COMMERCIALIZATION LICENSES:

    NIH are willing to consider requests for nonexclusive or exclusive commercialization licenses to intellectual property rights to inventions developed under a CRADA or in the course of intramural research, pursuant to applicable statutes and regulations. Under a CRADA, NIH generally will grant a time-limited option to negotiate, in good faith, the terms of a license that fairly reflects the relative contributions of the parties, the risks incurred by the collaborator, and the costs of subsequent research and development needed to bring the results of CRADA research to the marketplace. NIH contemplate the drafting of a model invention license to serve as the


                                         6 -

NIH Patent Policy Board March 27, 1989

starting point for license negotiations. It is contemplated further that such a model will reduce negotiations essentially to matters of execution fees, royalty rates, and minimum annual royalties. Royalty rates will be based on product sales and the rates conventionally granted in the field identified in the CRADA's research plan for inventions with reasonably similar commercial potential. Royalty rates generally will not exceed a rate within the range of 5
- - 8 % for exclusive commercialization licenses. Contingent royalty schemes based on, e.g., patent issuance or nonissuance, and clauses treating the stacking of royalties or packaging of other inventions developed under the CRADA may be provided. Exclusive licensees will be expected to reimburse NIH for intellectual property-related expenses, and may be permitted to offset such reimbursement against future product royalties.

    13.  NONEXCLUSIVE COMMERCIALIZATION LICENSES:

    Unless a request for exclusive commercialization license is made under a CRADA or submitted for an intramural invention, NIH will attempt to license their inventions nonexclusively. Such nonexclusive licenses generally will follow the guidelines of 37 C.F.R., Part 404.

    14.  EXCLUSIVE COMMERCIALIZATION LICENSES:

    All NIH exclusive commercialization licenses will require the submission by a prospective licensee of an acceptable development and commercialization plan as described by 35 U.S.C. Section 209(a) and subsequent, periodic reports on utilization of the invention as described by Section 209(f)(1). All such plans and reports will be treated in confidence and as privileged from disclosure under the Freedom of Information Act. Modification provisions as described by
Section 209(f)(2) - (4) may apply. In appropriate cases, NIH may also reserve the right to grant separate exclusive commercialization licenses in various fields of use. The remaining provisions of 35 U.S.C. Sections 200 - 212 will also apply to licenses to NIH intramural inventions.

    NIH also consider the following provisions for exclusive commercialization licenses to be necessary and appropriate in the public interest:

    (i) the exclusive licensee must pledge its reasonable best efforts to commercialize a licensed invention, and the development and commercialization plan mentioned above may serve as the measure of such efforts;

    (ii) NIH shall have the right, after notice and opportunity to cure, to terminate or render nonexclusive any license granted: (1) if the licensee is not reasonably engaged in research, development, clinical trials, manufacturing, marketing, sublicensing, or other activities reasonably necessary to the expeditious commercial dissemination of the licensed inventions; or (2) when the licensee cannot reasonably satisfy unmet health and safety needs;

    (iii) in order to maximize the commercialization of the licensed invention in other


                                         7 -

NIH Patent Policy Board March 27, 1989

    fields of use not utilized by the exclusive licensee through ongoing development, manufacturing, or sublicensing, NIH reserve the right to require the licensee to grant sublicenses to responsible applicants, on reasonable terms, in such other fields of use, unless the licensee can reasonably demonstrate that such a sublicense would be contrary to sound and reasonable business practice and the granting of the sublicense would not materially increase the availability to the public of the licensed invention; and

    (iv) exclusive licenses to DHHS inventions, whether developed under a CRADA or through intramural research, must agree to not unreasonably deny requests for sublicense or cross license rights from future CRADA collaborators when the possibility of acquiring such derivative rights is necessary in order to permit a proposed cooperative research project with NIH to go forward, and the exclusive licensee has been given a reasonable opportunity to join as a party to the proposed CRADA.

    15.  COMPLIANCE UNDER A CRADA WITH OTHER POLICIES:

    For research conducted pursuant to a CRADA, collaborators must agree to comply with PHS and NIH policies and guidelines concerning, e.g., human subjects research, the use of research animals including non-wild chimpanzees, recombinant DNA, and other policy statements as may be promulgated from time to time.

    16.  WAIVERS:

    NIH will consider requests to modify any of the foregoing policies in special cases where public health exigencies or commercial situations warrant such a modification. Modifications dealing with business terms such as royalties are not decided by the NIH investigators and should be discussed with the appropriate NIH technology management personnel.

    17.   SPECIAL CONSIDERATION AND PREFERENCE UNDER A CRADA:

    NIH will give special consideration to entering into CRADAs with small business firms and consortia involving small business firms; and will give preference to business units located in the United States which agree to manufacture substantially in the United States products which embody inventions developed in the course of research under CRADAs.


                                         8 -

                                               CONFIDENTIAL TREATMENT REQUESTED

                                      APPENDIX B


                                    RESEARCH PLAN



TITLE OF CRADA: Development of a Live, Attenuated Cold-Adapted Influenza Vaccine

NIH/ADAMHA PRINCIPAL INVESTIGATOR:               Carole A. Heilman, Ph.D.
                                             ------------------------

COLLABORATOR PRINCIPAL INVESTIGATOR:        J. Leighton Read, M.D.
                                             ------------------------

TERM OF CRADA: (5) years.
              -----------

CONFLICTS OF INTEREST INFORMATION: Describe any relevant past, present, or contemplated relationships between the NIH/ADAMHA Principal Investigator and his/her Laboratory and the Collaborator in sufficient detail to permit reviewers of this CRADA to determine whether or not any conflicts of interest exist:
[




                  ]

The Research Plan which follows this page should be concise but of sufficient detail to permit reviewers of this CRADA to evaluate the scientific merit of the proposed collaboration. The RP should explain the scientific importance of the collaboration and the research goals of NIH/ADAMHA and the Collaborator. The respective contributions in terms of expertise and/or research materials of NIH/ADAMHA and Collaborator should be summarized. Initial and subsequent projects contemplated under the RP, and the time periods estimated for their completion, should be described, and pertinent methodological considerations summarized. Pertinent literature references may be cited and additional relevant information included. Include additional pages to identify the Principal Investigators of all other Parties to this CRADA.

                                               CONFIDENTIAL TREATMENT REQUESTED
    Cold Adapted Influenza Vaccine CRADA                             Appendix B

1.     GOAL OF THIS CRADA

This CRADA is being undertaken to advance the CA influenza vaccine system from its current status to an FDA approved vaccine for use [



         ] To accomplish this goal, the NIH and Aviron must show that the vaccine can be consistently manufactured and remain safe after transfer to a new
producer, and that [                                ] envisioned here is
efficacious in the target populations.

Clinical trials will be conducted to enable FDA approval for [
                ] These trials as well as other studies will also be designed to assess the cost-effectiveness of the vaccine system in order to support the widest possible recommendations from the CDC's Advisory Committee on Immunization Practices (ACIP) and the American Academy of Pediatrics (AAP) and other recommending bodies.

2.  DETAILED DESCRIPTION OF THE RESEARCH PLAN

This application describes a preliminary clinical program based on the review of the data. It will be modified based on discussions with the FDA, as well as the clinical investigators who will be participating in these trials and investigators having extensive previous experience with this vaccine.

The specific studies proposed are:

    1.  [

              ]

          [




                                ]

    2.   [


AVIRON CONFIDENTIAL                                                       PAGE 1
MAY 19, 1995

                                               CONFIDENTIAL TREATMENT REQUESTED

    Cold Adapted Influenza Vaccine CRADA                             Appendix B

                         ]

    3.   [







                             ]

    4.   [





                                                 ]


    5.   [





                                               ]

[











                                                             ]

AVIRON CONFIDENTIAL                                                       PAGE 2
MAY 19, 1995

                                               CONFIDENTIAL TREATMENT REQUESTED

    Cold Adapted Influenza Vaccine CRADA                             Appendix B

[











             ]


AVIRON CONFIDENTIAL                                                       PAGE 3
MAY 19, 1995

                                               CONFIDENTIAL TREATMENT REQUESTED

    Cold Adapted Influenza Vaccine CRADA                             Appendix B


3.  RESPECTIVE CONTRIBUTIONS OF THE PARTIES

Contributions to the main elements of this program are listed below. Aviron and the NIH intend to work collaboratively and in consultation with each other in this program via joint committees involving the Principal Investigators and other key contributors. As NIH scientists and their contractors have extensive experience with the evaluation and manufacture of this vaccine, it is expected that their reasonable assistance will be provided to transfer know-how to Aviron as required in support of this project.

1.  Development of Clinical Trial Plan                     [     ]

2 . Development of Clinical Protocol Design                [     ]

3 . Enrollment of Subjects by DMID contractors             [     ]

4.  Enrollment of Subjects in non-NIH sponsored sites      [     ]

5.  Ops Manual, Investigators Brochure, Case Report Forms  [     ]

6.  IND preparation and filing                             [     ]

7.  Supply of vaccine and placebo for trials defined here  [     ]

8.  Supply of challenge virus or inactivated vaccine       [     ]

9.  Development of a Data Safety and Monitoring Function   [     ]
    and the preparation of the relevant information needed for safety evaluation in pediatric populations

10. Site Monitoring                                        [     ]

11. Monitoring of VTEU sites for compliance with DHHS      [     ]
    regulations

12. Central Laboratory Facility and sample transport       [     ]

13. Standardized Reagents                                  [     ]

14. Data processing and statistical analysis               [     ]

15. Data reports for regulatory filings                    [     ]

16. Publication of results                                 [     ]

17. Manufacturing and Commercial Sale                      [     ]

18. Aviron travel, supplies, and personnel                 [     ]

19. Extra NIH travel, admin. support as delineated         [     ]
    in App. C

20. Supply of all vaccine for investigator proposed        [     ]
    trials

AVIRON CONFIDENTIAL                                                       PAGE 4
MAY 19, 1995

                                               CONFIDENTIAL TREATMENT REQUESTED

    Cold Adapted Influenza Vaccine CRADA                             Appendix B

[




                       ]

21. Special requirements of investigator proposed trials   [     ]

22. Special Clinical Trials (i.e., in high risk            [     ]
    populations)

23. IND preparation and filing for product licensure in    [     ]
    high risk populations


AVIRON CONFIDENTIAL                                                       PAGE 5
MAY 19, 1995

                                               CONFIDENTIAL TREATMENT REQUESTED

    Cold Adapted Influenza Vaccine CRADA                             Appendix B


4.  ABSTRACT OF THE PLAN FOR PUBLIC RELEASE

Influenza is a major health problem in the United States and all other countries because annual epidemics typically cause several days of severe illness in approximately one fifth of the population and many deaths occur in high risk individuals. Existing vaccines are effective, but poorly utilized due to misunderstanding about vaccine safety and efficacy, and the unpleasant route of administration via injection. The individual components of an intranasally-delivered live attenuated cold adapted influenza vaccine have been shown to be safe and effective in testing over many seasons of influenza epidemics. This CRADA is intended to provide the necessary data for FDA approval regarding
safety and efficacy of a [               ] this vaccine which could be used on
an annual basis to provide influenza prophylaxis [                      ][


                                                                               ]
of the population will also be evaluated.

5.  RELATED CRADAS

Aviron does not have any other CRADAs with the NIH.

6. - 8. Items for NIH Principal Investigator

6.  RELATED MTAs

[


                       ]

7.  RELATED PATENT APPLICATIONS AND PATENTS

None

8.  AVOIDANCE OF CONFLICT OF INTERESTS AND ASSURANCE OF FAIR ACCESS


See attached.


AVIRON CONFIDENTIAL                                                       PAGE 6
MAY 19, 1995

                                               CONFIDENTIAL TREATMENT REQUESTED

[Logo]



                            - DRAFT CLINICAL TRIAL PLAN -
           [                                                         ]

    Study     Phase      Age            Group         Number        Year
     -----     -----      ---            -----         ------        ----

    (1)       [                                                          ]



    (2)       [                                                          ]



    (3)       [                                                          ]



    (4)       [                                                          ]



    (5)       [                                                          ]

AVIRON

                                               CONFIDENTIAL TREATMENT REQUESTED


- - [


[Logo]










                                                                               ]
AVIRON

                                               CONFIDENTIAL TREATMENT REQUESTED

                                      APPENDIX C
                 FINANCIAL AND STAFFING CONTRIBUTIONS OF THE PARTIES

I.  ANNUAL INSTITUTE (DMID, NIAID) CONTRIBUTIONS (INTERNAL):

    A.   Supply funds:    [     ]

    B.   Equipment funds: [     ](photocopier and/or computer equipment)

    C.   Travel funds:    [   ]

    D.   Time requirements of NIAID personnel: [     ] FTE Professional
                                               [     ] FTE Administrative

    E.   Contract support:  approx: [          ]      VTEUs*         YEAR 1**
          [                                          [               [
                                               ]

    *VTEUs=Vaccine Treatment and Evaluation Units



                                                                   ]

                                                      NON-VTEUs
                                                  [                ]
                                                                     ] Total

    **exact amounts spent at any one VTEU site may vary but the total expenditure per year for all VTEUs is expected to remain constant at
    approx:  [               ]

II. TO BE PROVIDED TO NIAID BY AVIRON ANNUALLY:

    A.   Supply funds:     [     ]

    B.   Equipment funds:  [     ]

    C.   Travel funds:     [     ]

                         travel to VTEU sites
                         travel to scientific meetings

    D.   Personnel funds:  [     ]

- --------------------------------------------------------------------------------
                                    NIAID/CRADA:
                                      Appendix C

                                               CONFIDENTIAL TREATMENT REQUESTED

                                 [


                                                             ]

II. continued

    E.   Contract support:  [   ]

    F.   Overhead:  [                                    ]

    NIAID has the discretion to transfer funds between categories if it is appropriate to support objectives of the CRADA.

    NIAID has the authority to carry over funds from one year to the next throughout the CRADA as long as funding is used in direct support of the CRADA, as outlined in Appendix C.

III. ANNUAL COMPANY CONTRIBUTIONS (INTERNAL): All dollars in Thousands ($000)

                             Year 1    Year 2    Year 3    Year 4    Year 5
                              ------    ------    ------    ------    ------
    A.   Supply funds:       $  [                                          ]

    B.   Equipment funds:    $  [                                          ]
         (see note 1)

    C.   Travel funds:       $  [                                          ]

III. ANNUAL COMPANY CONTRIBUTIONS (INTERNAL) continued
    All Dollars in Thousands (5000)

                             Year 1    Year 2    Year 3    Year 4    Year 5
                              ------    ------    ------    ------    ------

    D.   Time requirements of  $  [                                          ]
         Company personnel

    E.   Contract support:     $  [                                          ]
         (See Note 2)


Notes:

(1) Equipment includes dedicated facility requirements.

(2) Contract support represents development and manufacturing to be performed by a third party for Aviron, and research support to University of Michigan and other clinical support.


- --------------------------------------------------------------------------------
                                    NIAID/ CRADA:
                                      Appendix C

                                      APPENDIX D

                      EXCEPTIONS OR MODIFICATIONS TO THIS CRADA


- --------------------------------------------------------------------------------
                            NIAID/Aviron CRADA - #A1000062
                                      Appendix D

                                               CONFIDENTIAL TREATMENT REQUESTED
NIH Patent Policy Board, April 24, 1989

                    COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

              Article 1. INTRODUCTION

    This Cooperative Research and Development Agreement (CRADA) between NIH and the Collaborator will be effective when signed by all parties. By signing this CRADA, the Collaborator acknowledges that it has received and read a copy of the Policy Statement on Cooperative Research and Development Agreements and Intellectual Property Licensing which is attached as Appendix A. The research and development project(s) which will be undertaken by each of the Parties in the course of this CRADA are detailed in the Research Plan (RP) which is attached as Appendix B. The funding and staffing commitments of the Parties are set forth in Appendix C. Any exceptions or changes to the CRADA are set forth in Appendix D.

              Article 2. DEFINITIONS

    As used in this CRADA, the following terms shall have the indicated meanings:

2.1 "Cooperative Research and Development Agreement" or "CRADA" means this agreement, entered into by NIH pursuant to the Federal Technology Transfer Act of 1986 and Executive Order 12591 of October 10, 1987.

2.2 "Confidential Information": shall mean all technical, scientific, product, manufacturing, production, business, and financial information, [
                     ] and disclosed by either Party to the other under this CRADA, which are [
                                     ] provided that such information:

      2.2.1 is not publicly known or available from other sources who are not under a confidentiality obligation to the source of the information;

      2.2.2 has not been made available by the disclosing Party to others without a confidentiality obligation;

      2.2.3 is not already known by or available to the receiving Party without a confidentiality obligation; or

      2.2.4 cannot be demonstrated through adequate written documentation as being independently developed or acquired by the receiving Party without reference to or reliance upon such Confidential Information.

                [

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                         ] All information to be deemed confidential under this
         Agreement [

              ] Notwithstanding the foregoing, the Parties may disclose any information relating to potential hazards or cautionary warnings associated with production, handling, or use of the subject matter of the Research Plan of this CRADA to any governmental authority in accordance with applicable laws and regulations.

2.3 "Subject Invention" means any invention, conceived or reduced to practice in the performance of research under this CRADA, that may be patentable under 35 U.S.C. Section 101 or Section 161, protectable under 7 U.S.C. Section 2321, or otherwise protectable by other types of U.S. or foreign "Intellectual Property" ("IP") right.

2.4           "Government" means the U.S. Government and any of its agencies.

2.5 "Research Plan" or "RP" means the statement in Appendix B of the respective research and development commitments of the Parties to this CRADA.

2.6 "Principal Investigator" or "PI" means the persons designated respectively by the Parties to this CRADA who will be responsible for the scientific and technical conduct of the RP.

2.7 "Clinical Data and Research Results" means all information, data, tangible materials, and results[




                     ]

2.8           "Raw Data" means the[



                                           ]

              Article 3. COOPERATIVE RESEARCH

3.1 RESEARCH TEAM. The Parties agree to establish a joint research and development team (hereinafter referred to as the "Team") comprising at least the Principal Investigators designated pursuant to
         Article 3.3 to conduct and monitor the research in accordance with the RP. Although the members of the Team shall be


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         considered as having been delegated to the Team, they shall continue to remain employed by their respective employers under their respective terms of employment.

3.2 REVIEW OF WORK. Periodic conferences shall be held by the Team to review work progress. It is understood that the nature of this cooperative research precludes a guarantee of its completion within the specified period of performance or limits of allocated financial or staffing support. Accordingly, research under this CRADA is to be performed on a best efforts basis.

3.3 PRINCIPAL INVESTIGATORS. NIH research work under this CRADA will be performed by the Laboratory identified in the RP, and the NIH Principal Investigator (PI) designated in the RP will be responsible for the scientific and technical conduct of this project on behalf of NIH. Also designated in the RP is the Collaborator PI, who will be responsible for the scientific and technical conduct of this project on behalf of the Collaborator.

3.4 RESEARCH PLAN CHANGE. The RP may be modified by mutual written consent of the Principal Investigators. Substantial changes in the scope of the RP will be treated as amendments under Article 14.6.

3.5 FILING OF INVESTIGATIONAL NEW DRUG APPLICATION (IND). The Parties understand that Collaborator is to file and own any new IND for the technology which is the subject of this CRADA. Collaborator will supply all manufacturing information required by the U.S. Food and Drug Administration ("FDA") in support of such IND.
         [



                           ] NIH grants Collaborator an exclusive right of
         reference to[                                           ] and any new[
                                            ]shall be confidential and made
         available exclusively to Collaborator for use in obtaining regulatory approval for the commercialization and marketing of[

                                ]NIH shall take appropriate precautions to
         ensure that Collaborator may review, cross reference or, as
         appropriate, otherwise use[                      ]in conducting
         critical trials within the scope of this CRADA, and in fulfilling all the requirements necessary for obtaining FDA approval to market products incorporating the technology which is the subject of this CRADA.

              Article 4. REPORTS

4.1 INTERIM REPORTS. The Parties shall exchange formal written interim progress reports on a schedule agreed to by the PIs, but at least within six (6) months after this


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         CRADA becomes effective and at least within every six (6) months thereafter. Such reports shall set forth the technical progress made, identifying such problems as may have been encountered and establishing goals and objectives requiring further effort.

4.2 FINAL REPORTS. The Parties shall exchange final reports of their results within four (4) months after completing the projects described in the RP or after the termination of this CRADA.

              Article 5. FINANCIAL AND STAFFING OBLIGATIONS

5.1 NIH AND COLLABORATOR CONTRIBUTIONS. The NIH contribution to the RP in the form of[

                                                                    ]The
         Collaborator contribution to the RP in the form of[


                                                 ]

5.2 INSUFFICIENT AND EXCESS FUNDS. NIH shall not be obligated to perform any of the research specified herein or to take any other action required by this CRADA if the funding is not provided as set forth in Appendix C. NIH shall return excess funds to the Collaborator when it sends its final fiscal report pursuant to Article 5.3, except for staffing support pursuant to Article 11.3.

5.3 ACCOUNTING RECORDS. NIH shall maintain separate and distinct current accounts, records, and other evidence supporting all its obligations under this CRADA, and shall provide the Collaborator an annual report reflecting the use of the Collaborator's funds and a final such fiscal report at the time that final reports are exchanged pursuant to Article 4.2.

              Article 6. TITLE TO PROPERTY

6.1 CAPITAL EQUIPMENT. The purchase or use of capital equipment to carry out this CRADA does not affect the ownership rights that would otherwise apply. Equipment purchased by NIH with funds provided by the Collaborator shall be the property of NIH. All capital equipment provided under this CRADA by one party for the use of another Party remains the property of the providing Party unless other disposition is mutually agreed upon in writing by the PIs. If title to this equipment remains with the providing Party, that Party is responsible for maintenance of the equipment and the costs of its transportation to and from the site where it will be used.

              Article 7. INTELLECTUAL PROPERTY RIGHTS AND APPLICATIONS

7.1 REPORTING. The Parties shall promptly report to each other in writing each


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         Subject Invention resulting from the research conducted under this
         CRADA that is reported to them by their respective employees. Such reports shall be treated in confidence by the receiving Party until such time as a patent or other Intellectual Property (IP) application, as appropriate, claiming that Subject Invention has been filed. Because of the royalty sharing provisions for Government inventors in the Federal Technology Transfer Act of 1986, and in view of Article
         8.2 of this CRADA which grants the Government only a research license on inventions made solely by the Collaborator, the Collaborator acknowledges a special duty to report all Subject Inventions to NIH so that NIH may determine whether or not inventorship properly includes NIH investigators.

7.2 COLLABORATOR EMPLOYEE INVENTIONS. The Collaborator may elect to retain IP rights to any Subject Invention made solely by a Collaborator employee. The Collaborator shall notify NIH promptly upon making this election. If the Collaborator does not elect to retain its IP rights, the Collaborator shall offer to assign these IP rights to the Subject Invention to NIH pursuant to Article 7.5. If NIH declines such assignment, the Collaborator may release its IP rights to employee inventors pursuant to Article 7.6.

7.3 NIH EMPLOYEE INVENTIONS. NIH, on behalf of the U.S. Government, may elect to retain IP rights to each Subject Invention made solely by NIH employees. If NIH does not elect to retain IP rights, NIH shall offer to assign these IP rights to such Subject Invention to the Collaborator pursuant to Article 7.5. If the Collaborator declines such assignment, NIH may release IP rights in such Subject Invention to its employee inventors pursuant to Article 7.6.

7.4 JOINT INVENTIONS. Each Subject Invention made jointly by NIH and Collaborator employees shall be jointly owned by NIH and the Collaborator. The Collaborator may elect to file the joint patent or other IP application(s) thereon and shall notify NIH promptly upon making this election. If the Collaborator decides to file such applications, it shall do so in a timely manner and at its own expense. If the Collaborator does not elect to file such application(s), NIH, on behalf of the U.S. Government, shall have the right to file the joint applications in a timely manner and at its own expense. If either Party decides not to retain its IP rights to a jointly owned Subject Invention, it shall offer to assign such rights to the other Party pursuant to Article 7.5. If the other Party declines such assignment, the offering Party may release its IP rights to employee inventors pursuant to Article 7.6.

7.5 FILING OF PATENT APPLICATIONS. With respect to Subject Inventions made by the Collaborator as described in Article 7.2 or by NIH as described in Article 7.3, a Party exercising its right to retain IP rights to a Subject Invention agrees to file patent or other IP applications in a timely manner and at its own expense. The Party may elect not to file a patent or other IP application thereon in any particular country or


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         countries, provided it so advises the other Party ninety (90) days prior to the expiration of any applicable filing deadline, priority period, or statutory bar date, and hereby agrees to assign its IP right, title, and interest in such country or countries to the Subject Invention to the other Party and to cooperate in the preparation and filing of a patent or other IP applications. In any countries in which title to patent or other IP rights is transferred to the Collaborator, the Collaborator agrees that NIH inventors will share in any royalty distribution that the Collaborator pays to its own inventors.

7.6 RELEASE TO INVENTORS. In the event neither of the Parties to the CRADA elects to file a patent or other IP application on a Subject Invention, either or both (if a joint invention) may release their IP rights to their respective employee inventor(s) with a non-exclusive, non-transferrable, royalty-free license being retained by each Party.

7.7 PATENT EXPENSES. The expenses attendant to the filing of patent or other IP applications generally shall be paid by the Party filing such application. If an exclusive license to any Subject Invention is granted to the Collaborator, the Collaborator shall reimburse NIH for the reasonable past and Collaborator-approved ongoing funds expended worldwide for filing, prosecuting, and maintaining any applications claiming such exclusively-licensed inventions and any patents or other IP grants that may issue on such applications. The Collaborator may waive its exclusive license rights on any application, patent, or other IP grant at any time, and incur no subsequent compensation obligation for that application, patent, or IP grant.

7.8 PROSECUTION OF INTELLECTUAL PROPERTY APPLICATIONS. Each Party shall provide the other Party with copies of the applications it files on any Subject Invention along with the power to inspect and make copies of all documents retained in the patent or other IP application files by the applicable patent or other IP office. The Parties agree to consult with each other with respect to the prosecution of NIH Subject Inventions described in Article 7.3 and joint Subject Inventions described in Article 7.4. If the Collaborator elects to file and prosecute IP applications on joint Subject Inventions pursuant to Article 7.4, NIH will be granted an associate power of attorney (or its equivalent) on such IP applications.

              Article 8. LICENSING

8.1 OPTION FOR EXCLUSIVE COMMERCIALIZATION LICENSE. With respect to Government IP rights to any Subject Invention not made solely by the Collaborator's employees for which a patent or other IP application is filed. NIH hereby grants to the Collaborator[




                                        ]The license will specify the licensed
         fields of use,


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         breadth of exclusivity, and royalties.  Royalty rates will be based on product sales and the rates conventionally granted in the field identified in the RP for inventions with reasonably similar commercial potential. Royalty rates generally will not exceed a rate within the
         range of[                                ] Contingent royalty schemes
         based on, e.g., patent issuance or non-issuance, and provisions treating the stacking of royalties or packaging of other licensed inventions developed under this CRADA may be provided. Exclusive licensees will be expected to reimburse NIH for IP expenses related to each licensed intellectual property, and may be permitted to offset such reimbursement against future product royalties.

8.2 EXERCISE OF LICENSE OPTION. The option of Article 8.1 must be exercised by written notice mailed within three (3) months after the patent or other IP application is filed to the NIH Office of Technology Transfer, 6011 Executive Boulevard, Suite 325, Rockville, MD 20852. NIH shall promptly advise Collaborator of the filing of any patent or other IP application. Exercise of this option by the Collaborator initiates a negotiation period that expires nine (9) months after the patent or other IP application filing date. If the last proposal by the Collaborator has not been responded to in writing by the NIH within this nine (9) month period, the negotiation period shall be extended to expire three (3) months after NIH so responds, during which month the Collaborator may accept in writing the final
         license proposal of NIH.   After that time, NIH will be free to
         license such IP rights to others. In the event that NIH and the Collaborator do not enter into a license during this negotiation period, NIH agrees not to make an offer on more favorable terms to a third Party without first offering the Collaborator those more favorable terms.

8.3 GOVERNMENT INTELLECTUAL PROPERTY RIGHTS. For inventions developed wholly by NIH investigators or jointly with a Collaborator under this CRADA, NIH is required by the Federal Technology Transfer Act of 1986 (15 U.S.C. Section 3710a[b](2)) to retain at least a nonexclusive, irrevocable, paid-up license to practice the invention or to have the invention practiced throughout the world by or on behalf of the U. S. Government. For inventions developed wholly by the Collaborator under this CRADA, the Collaborator agrees to grant a research license as described in Article 8.4 to the Government. In the event the Collaborator is granted one or more exclusive licenses to inventions under Article 8.1 of this CRADA, NIH shall not grant to any third
         Party any commercialization license with respect to any such invention for the same field of use as granted to Collaborator. NIH shall be free to grant commercialization licenses for any fields of use not specified in an exclusive license to the Collaborator.

8.4           RESEARCH LICENSES.[


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                                                    ]

8.5 JOINT INVENTIONS NOT EXCLUSIVELY LICENSED. In the event that the Collaborator does not acquire an exclusive commercialization license to IP rights in joint Subject Inventions described in Article 7.4, then each Party shall have the right to use the joint Subject Invention and to license its use to others. The Parties may agree to a joint licensing approach for such IP rights.

              Article 9. PROPRIETARY RIGHTS AND PUBLICATION

9.1 RIGHT OF ACCESS. NIH and the Collaborator agree to exchange all Clinical Data, Research Results and Raw Data produced in the course of research under this CRADA, whether developed solely by NIH, jointly with the Collaborator, or solely by the Collaborator. Tangible research products developed under a CRADA will be shared equally by the Parties to the CRADA unless other disposition is agreed to by the Principal Investigators. All Parties to the CRADA will be free to utilize Subject Data and Research Results for their own purposes, consistent with their obligations under this CRADA.

         [



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                                                 ]

9.2 OWNERSHIP AND USE OF CLINICAL DATA AND RESEARCH RESULTS AND RAW DATA. Subject to the sharing requirements of Article 9.1, all Clinical Data and Research Results and all Raw Data, whether produced solely by one party's investigators and other employees and personnel or jointly by both parties' investigators and other employees and personnel will be[








                        ]

9.3 CONFIDENTIAL INFORMATION. Each Party agrees to limit its disclosure of Proprietary Information to the amount necessary to carry out the Research Plan of this CRADA, and shall place a confidentiality notice on all such information. Materials required for the RP may also be designated as Confidential Information from the party receiving Confidential Information. Each party receiving Confidential Information from the other Party agrees that any information so designated shall be used by it only for the purposes described in the attached Research Plan. Any party may object to the designation of information as Confidential Information by another Party and may decline to accept such information. In addition to all other information identified as Confidential Information as set forth in
         Section 2.2 above, data and research products developed solely by the Collaborator may be designated as Confidential Information when they are wholly separable from the data and research products developed jointly with NIH investigators, and advance designation of such data and product categories is set forth in the Research Plan. The exchange of confidential information, e.g., patient data, should be similarly limited and treated. Unless disclosure is otherwise mutually agreed upon, all Parties to this CRADA agree to keep CRADA Clinical Data, Research Results, and Raw Data confidential, to the extent permitted by law, until they are published or corresponding patent or other IP application(s) have been published. The use of Confidential Information shall be governed by Sections 9.4 and 9.6 below. However, nothing contained herein shall be deemed to restrict publication of summary clinical data consistent with NIH policy. Information provided to one or more third parties pursuant to Confidential Disclosure Agreements in connection with their determination of the desirability of entering into a CRADA for cold adapted


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         influenza vaccine development shall be maintained as Confidential
         Information.

9.4 PROTECTION OF CONFIDENTIAL INFORMATION. No Confidential information obtained or disclosed in the conduct of research or as a result of activities under this CRADA shall be disclosed, copied, reproduced, or otherwise made available to any other person or entity without the consent of the owning Party except as required under court order or the Freedom of Information Act (5 U.S.C. Section 552). Each Party agrees to use its best efforts to maintain the confidentiality of Proprietary Information. Each Party agrees that the other Party is not liable for the disclosure of Confidential Information it determines may not lawfully be withheld, provided the concerned Party has been given an opportunity to obtain a court order to enjoin disclosure.

9.5           DURATION OF CONFIDENTIALITY OBLIGATION.  Except as provided in
         Section 9.6, the obligation to maintain the confidentiality of Confidential Information shall expire at the earlier of the date when the information is no longer Proprietary Information as defined in
         Article 2.2 or [        ] after the expiration or termination date of
         this CRADA; provided that upon the expiration of this [          ]
         period, the Collaborator may request a [          ] extension period
         to this term when necessary to protect Confidential Information relating to products not yet commercialized. NIH may not unreasonably deny such request and shall, upon such notice, refrain from disclosing
         any such Confidential Information for said [          ] extension
         period. If one or more third parties were provided access to certain proprietary information pursuant to Confidential Disclosure Agreements in connection with their determination of the desirability of entering into a CRADA for cold adapted Influenza vaccine development, NIH shall require such third party or parties to maintain the confidentiality of such information for the term of this CRADA plus any extension granted under this Article.

9.6           CONSISTENCY WITH POLICIES OF THE FOOD AND DRUG ADMINISTRATION
         (FDA). Notwithstanding any other provisions of this Agreement, all information submitted to FDA under this Agreement by Collaborator or NIH shall be treated as Confidential Information by NIH; provided that if FDA determines that certain information submitted to it is not Confidential, NIH must treat such information as Confidential only if such information is "Confidential Information" as defined in Article
         2.2. If the information is submitted to FDA solely by Collaborator, NIH's confidentiality obligations will not begin until Collaborator has provided notice of the submission.

9.7 PUBLICATION. The Parties are encouraged to make publicly available the results of their research. Before either Party submits a paper or abstract for publication or


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         otherwise intends to publicly disclose information about a Subject
         Invention, [                             ] the other Party shall be
         provided thirty (30) days to review the proposed publication or disclosure. Such publication or other disclosure shall be delayed for up to sixty (60) additional days upon written request by any Party as necessary to preserve U.S. or foreign patent, trade secret, or other IP rights.

              Article 10.  REPRESENTATIONS AND WARRANTIES

10.1 REPRESENTATIONS AND WARRANTIES OF NIH. NIH hereby represents and warrants to the Collaborator that the Official signing this CRADA has authority to do so.

10.2 REPRESENTATIONS AND WARRANTIES OF THE COLLABORATOR. The Collaborator hereby represents and warrants to NIH that the Collaborator has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that the Collaborator's Official signing this CRADA has authority to do so. The Collaborator further represents that it is financially able to satisfy any funding commitments made in Appendix C.

              Article 11. TERMINATION

11.1 TERMINATION BY MUTUAL CONSENT. NIH and the Collaborator may terminate this CRADA, or portions thereof, at any time by mutual written consent. In such event, the Parties shall specify the disposition of all property, inventions, patent or other IP applications, and other results of work accomplished or in progress, arising from or performed under this CRADA.

11.2 MATERIAL BREACH. Either NIH or the Collaborator may propose termination of this CRADA by giving written notice of a material breach of the other party's obligations as specified herein. Any such notice shall specify the obligation or obligations believed to be breached and actions that may be taken to cure such breach. After receipt of such notice, the parties agree to negotiate in good faith in an effort to achieve resolution and avoid termination. Termination may not become effective until at least ninety (90) days following receipt of such notice in order to provide the notified party opportunity to respond. For purposes of this Article, material breach shall mean substantial failure by or inability of either party to fulfill obligations under the CRADA.

11.3 STAFFING. If this CRADA is mutually or unilaterally terminated prior to its

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         expiration, funds will nevertheless remain available to NIH for continuing any staffing commitment made by the Collaborator pursuant to Article 5.1 above and Appendix C, if applicable, for a period of six (6) months after such termination. If there are insufficient funds to cover this expense, the Collaborator agrees to pay the difference.

11.4 NEW COMMITMENTS. No Party shall make new commitments related to this CRADA after a mutual or unilateral termination and shall, to the extent feasible, cancel all outstanding commitments and contracts by the termination date.

11.5 TERMINATION COSTS. Concurrently with the exchange of final reports pursuant to Articles 4.2 and 5.3, NIH shall submit to the Collaborator for payment a statement of all costs incurred prior to the date of termination which Collaborator has agreed to pay pursuant to Appendix C, if applicable, and for all reasonable termination costs including the cost of returning Collaborator property or removal of abandoned property.

              Article 12. DISPUTES

12.1 SETTLEMENT. Any dispute arising under this CRADA which is not disposed of by agreement of the Principal Investigators shall be submitted jointly to the signatories of this CRADA. If the signatories are unable to jointly resolve the dispute within thirty (30) days after notification thereof, the Assistant Secretary of Health (or his/her designee) shall propose a resolution. Nothing in this section shall prevent any Party from pursuing any and all administrative and/or judicial remedies which may be available.

12.2 CONTINUATION OF WORK. Pending the resolution of any dispute or claim pursuant to this Article, the Parties agree that performance of all obligations shall be pursued diligently in accordance with the direction of the NIH signatory.

              Article 13.  LIABILITY

13.1 PROPERTY. The U.S. Government shall not be responsible for damages to any property of the Collaborator provided to it or acquired by it pursuant to this CRADA.

13.2 NO WARRANTIES. Except as specifically stated in Article 10, the Parties make no express or implied warranty as to any matter whatsoever, including the conditions of the research or any invention or product, whether tangible or intangible, made, or developed under this CRADA, or the ownership, merchantability, or fitness for a particular purpose of the research or any invention or product.


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13.3          INDEMNIFICATION.  The Collaborator agrees to hold the U.S.
         Government harmless and to indemnify the Government for all liabilities, demands, damages, expenses, and losses arising out of the use by the Collaborator for any purpose of the Subject Data, Research Results, and/or Subject Inventions produced in whole or in part by NIH employees under this CRADA, unless due to the negligence of NIH, its employees or agents. The Collaborator shall be liable for any claims or damages it incurs in connection with this CRADA. NIH has no authority to indemnify the Collaborator.

13.4 FORCE MAJEURE. Neither Party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such Party, which causes such Party to be unable to perform its obligations under this CRADA, and which it has been unable to overcome by the exercise of due diligence. In the event of the occurrence of such a force majeure event, the Party unable to perform shall promptly notify the other Party. It shall further use its best efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is necessary as a result of the force majeure event.

              Article 14. MISCELLANEOUS

14.1 GOVERNING LAW. The construction, validity, performance, and effect of this CRADA shall be governed by Federal Law, as applied by the Federal Courts in the District of Columbia. Federal law and regulations will preempt any conflicting or inconsistent provisions in this CRADA.

14.2 ENTIRE AGREEMENT. This CRADA constitutes the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding or written or oral agreement.

14.3 HEADINGS. Titles and headings of the sections and subsections of this CRADA are for the convenience of reference only, do not form a part of this CRADA, and shall in no way affect its interpretation.

14.4 WAIVERS. None of the provisions of this CRADA shall be considered waived by any Party hereto unless such waiver is given in writing to the other Party. The failure of a Party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of any Party.

14.5 SEVERABILITY. The illegality or invalidity of any provisions of this CRADA shall not impair, affect, or invalidate the other provisions of this CRADA.


                   Heilman/Aviron CRADA (AI#000062) page 14

NIH Patent Policy Board, April 24, 1989

14.6 AMENDMENTS. If either Party desires a modification to this CRADA, the Parties shall, upon reasonable notice of the proposed modification or extension by the Party desiring the change, confer in good faith to determine the desirability of such modification or extension. Such modification shall not be effective until a written amendment is signed by the signatories to this CRADA or by their representatives duly authorized to execute such amendment.

14.7 ASSIGNMENT. Neither this CRADA nor any rights or obligations of any Party hereunder shall be assigned or otherwise transferred by either Party without the prior written consent of the other Party.

14.8 NOTICES. All notices pertaining to or required by this CRADA shall be in writing and shall be signed by an authorized representative and shall be delivered by hand or sent by certified mail, return receipt requested, with postage prepaid, to the addresses indicated on the signature page for each Party. Notices regarding the exercise of license options shall be made pursuant to Article 8.2. Any Party may change such address by notice given to the other Party in the manner set forth above.

14.9 INDEPENDENT CONTRACTORS. The relationship of the Parties to this CRADA is that of independent contractors and not as agents of each other or as joint venturers or partners. Each party shall maintain sole and exclusive control over its personnel and operations. Collaborator employees who will be working at NIH facilities may be asked to sign a Guest Researcher or Special Volunteer Agreement appropriately modified in view of the terms of this CRADA.

14.10 USE OF NAME OR ENDORSEMENTS. By entering into this CRADA, NIH does not directly or indirectly endorse any product or service provided, or to be provided, whether directly or indirectly related to either this CRADA or to any patent or other IP license or agreement which implements this CRADA by its successors, assignees, or licensees. The Collaborator shall not in any way state or imply that this CRADA is an endorsement of any such product or service by the U.S. Government or any of its organizational units or employees.

14.11 EXCEPTIONS TO THIS CRADA. Any exceptions or modifications to this CRADA that are agreed to by the Parties prior to their execution of this CRADA are set forth in Appendix D.

14.12 REASONABLE CONSENT. Whenever a Party's consent or permission is required under this CRADA, such consent or permission shall not be unreasonably withheld.

              Article 15.  DURATION OF AGREEMENT


                   Heilman/Aviron CRADA (AI#000062) page 15

NIH Patent Policy Board, April 24, 1989

15.1 DURATION. It is mutually recognized that the duration of this project cannot be rigidly defined in advance, and that the contemplated time periods for various phases of the RP are only good faith guidelines subject to adjustment by mutual agreement to fit circumstances as the RP proceeds. In no case will the term of this CRADA extend beyond the term indicated in the RP unless it is revised in accordance with Article 14.6.

15.2 SURVIVABILITY. The provisions of Articles 4.2, 5.2, 5.3, 6.1, Articles 7 - 9, 11.3, 11.5, 12.1, 13.3, and 14.10 shall survive the termination of this CRADA.


                   Heilman/Aviron CRADA (AI#000062) page 16

NIH Patent Policy Board, April 24, 1989

                                 CRADA SIGNATURE PAGE

FOR NIH:

/s/ Anthony S. Fauci         6/18/95
- -------------------------     ----------
Anthony S. Fauci, M.D.        Date
Director NIAID


Mailing Address for Notices:

Technology Transfer Branch
National Institute of Allergy & Infectious Diseases
9000 Rockville Pike
Bldg. 31, Rm. 7A32
Bethesda, MD 20892


FOR THE COLLABORATOR:   (The undersigned expressly certifies or affirms that
the contents of any statements made or reflected in this document are truthful and accurate.


/s/ J. Leighton Read, M.D.         28 Feb., 1995
- ------------------------------     ---------------
J. Leighton Read, M.D.             Date
Chairman and CEO, Aviron

Mailing Address for Notices:

Aviron
- ------------------------------
1450 Rollins Road
- ------------------------------
Burlingame, CA  94010
- ------------------------------



[Include additional signature and address blocks as necessary for all Parties to this CRADA]

                                               CONFIDENTIAL TREATMENT REQUESTED

                                                            TRADE SECRETS AND/OR
                                                         CONFIDENTIAL COMMERCIAL
                                                          /FINANCIAL INFORMATION
                                                                 EXEMPT FROM THE
                                                                 F0IA DISCLOSURE
                                                           [5 U.S.C. 552(b) (4)]

                                 ASSIGNMENT OF CRADA

    THIS ASSIGNMENT OF CRADA [

    ] is by Wyeth-Ayerst Laboratories (Wyeth-Ayerst), which has offices at 145 King of Prussia Road, Radnor, PA 19087 (hereinafter "Assignor"), a division of American Home Products Corporation, a corporation of the State of Delaware, U.S.A., having its principal place of business at Five Giralda Farms, Madison, New Jersey 07940-0874, U.S.A.

    WHEREAS, Assignor and the National Institute of Allergy and Infectious Diseases (NIAID) are parties to a Cooperative Research and Development
Agreement ("CRADA") [                          ] and

    WHEREAS, Assignor is desirous of assigning certain of its rights and obligations under the CRADA to Aviron ("Assignee") having its principal place of business at 1450 Rollins Road, Burlingame, California 94010, as provided for in
Article 14.7 of said CRADA, which Article requires prior written consent of the parties; and

    WHEREAS, NIAID has given its written consent to this assignment by Assignor, as provided for in Article 14.7 of said CRADA; and

    WHEREAS, in satisfaction of its sole remaining financial obligation to
NIAID under CRADA [                                                ] Assignor
shall pay said sum to NIAID subsequent to the consummation of the present Assignment; and

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Assignor does hereby bargain, sell, assign, transfer, convey and deliver to Assignee and its successors and assigns all of Assignor's right, title and interest in, to and under the CRADA. However, the provisions of paragraphs 6.1, 12.1, 13.2, 13.3 (but only to the extent that Collaborator under CRADA is Wyeth-Ayerst), 14.10 and Article 9 shall remain in effect as between NIAID and Assignor.

    Assignor does hereby agree, from and after the date hereof upon request of Assignee, to execute such other documents, to take such actions, and to make such filings, as Assignee may request in order to obtain the full benefit of this Assignment of CRADA and Assignor's rights and obligations hereunder.

    IN WITNESS WHEREOF, Assignor has caused this Assignment of CRADA to be executed as of the day and year first above written.

                                       ASSIGNOR:

National Institute of Allergy               WYETH-AYERST LABORATORIES
and Infectious Diseases

By: /s/ Anthony S. Fauci                By: /s/ Robert Essner
   --------------------------------        ------------------------------------
Name:                                  Name:  Robert Essner
Title:                                 Title: President
Date: 6/8/95                           Date:  May 30, 1995
     ------------------------------          ----------------------------------